Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) is dated as of and effective as of October, 2017 (the “Effective Date”), by and between Meridian Waste Solutions, Inc., a corporation incorporated under the laws of the State of New York (the “Company”), and the investors set forth on the signature page hereof (the “Purchasers”).

WHEREAS, the Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission under the Securities Act.

WHEREAS, Purchasers desire to purchase from the Company, and the Company desires to sell and issue to Purchasers, upon the terms and subject to the conditions contained herein, units consisting of shares of Series E Preferred Stock with a liquidation preference of $12.00 per share (the “Preferred Stock”), the certificate of designation of which is in the form attached hereto as Exhibit A, and warrants to purchase shares of Common Stock (the “Warrants”), in the form attached hereto as Exhibit B.

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I

RECITALS, EXHIBITS, SCHEDULES

The foregoing recitals are true and correct and, together with the Schedules and Exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference.

ARTICLE II

DEFINITIONS

For purposes of this Agreement, except as otherwise expressly provided or otherwise defined elsewhere in this Agreement, or unless the context otherwise requires, the capitalized terms in this Agreement shall have the meanings assigned to them in the Preferred Stock or this Article as follows:

2.1   “Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person at any time during the period for which the determination of affiliation is being made. For purposes of this definition, the term “control,” “controlling” “controlled” and words of similar import, when used in this context, means, with respect to any Person, the possession, directly or indirectly, of the power to direct, or cause the direction of, management policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

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2.2   “Assets” means all of the properties and assets of the Person in question, as the context may so require, whether real, personal or mixed, tangible or intangible, wherever located, whether now owned or hereafter acquired.

2.3   “Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which federal banks are authorized or required to be closed for the conduct of commercial banking business.

2.4   “Claims” means any Proceedings, Judgments, Obligations, threats, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses of any nature or kind.

2.5   “Common Stock” means the common stock of the Company, par value $0.025 per share.

2.6   “Common Stock Equivalents” means any securities of the Company or its subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

2.7   “Consent” means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any Person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

2.8   “Contract” means any written or oral contract, agreement, order or commitment of any nature whatsoever, including, any sales order, purchase order, lease, sublease, license agreement, services agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, shareholders agreement, buy-sell agreement, option, warrant, Preferred Stock, subscription, call or put required to be filed as an exhibit to the SEC Filings (as that term is defined below).

2.9   “Preferred Stock” shall have the meaning given to it in the preamble hereof.

2.10  “Effective Date” means the date so defined in the introductory paragraph of this Agreement.

2.11 “Encumbrance” means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, tax, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

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2.12   “Environmental Requirements” means all Laws and requirements relating to human, health, safety or protection of the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, or Hazardous Materials in the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), or otherwise relating to the treatment, storage, disposal, transport or handling of any Hazardous Materials.

2.13   “GAAP” means generally accepted accounting principles, methods and practices set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants, and statements and pronouncements of the Financial Accounting Standards Board, or of such other Person as may be approved by a significant segment of the U.S. accounting profession, in each case as of the date or period at issue, and as applied in the U.S. to U.S. companies.

2.14    “Governmental Authority” means any foreign, federal, state or local government, or any political subdivision thereof, or any court, agency or other body, organization, group, stock market or exchange exercising any executive, legislative, judicial, quasi-judicial, regulatory or administrative function of government.

2.15   “Hazardous Materials” means: (i) any chemicals, materials, substances or wastes which are now or hereafter become defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “extremely hazardous wastes,” “restricted hazardous wastes,” “toxic substances,” “toxic pollutants” or words of similar import, under any Law; and (iii) any other chemical, material, substance, or waste, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental Authority.

2.16   “Judgment” means any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any Governmental Authority.

2.17   “Law” means any provision of any law, statute, ordinance, code, constitution, charter, treaty, rule or regulation of any Governmental Authority.

2.18   “Leases” means all leases for real or personal property.

2.19  “Material Adverse Effect” shall mean: (i) a material adverse change in, or a material adverse effect upon, the Assets, business, prospects, properties, financial condition or results of operations of the Company; (ii) a material impairment of the ability of the Company to perform any of its Obligations under any of the Transaction Documents; or (iii) a material adverse effect on: (A) the legality, validity, binding effect or enforceability against the Company of any of the Transaction Documents; (B) the rights or remedies of the Purchasers under any of the Transaction Documents; or (C) a material adverse effect or impairment on the Purchaser’s ability to sell the shares of the Company’s Common Stock issuable to Purchasers under any Transaction Documents without limitation or restriction. For purposes of determining whether any of the foregoing changes, effects, impairments, or other events have occurred, such determination shall be made by each Purchaser, in its sole, but reasonably exercised, discretion.

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2.20   “Obligation” means, now existing or in the future, any debt, liability or obligation of any nature whatsoever (including any required performance of any covenants or agreements), whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, voluntary or involuntary, direct or indirect, absolute, fixed, contingent, ascertained, unascertained, known, unknown, whether or not jointly owed with others, whether or not from time to time decreased or extinguished and later decreased, created or incurred, or obligations under Contracts, existing or incurred under this Agreement or the Preferred Stock, as such obligations may be amended, supplemented, converted, extended or modified from time to time.

2.21   “Ordinary Course of Business” means the ordinary course of business of the Person in question, consistent with past custom and practice (including with respect to quantity, quality and frequency).

2.22   “Permit” means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any Governmental Authority.

2.23   “Person” means any individual, sole proprietorship, joint venture, partnership, company, corporation, association, cooperation, trust, estate, Governmental Authority, or any other entity of any nature whatsoever.

2.24   “Proceeding” means any demand, claim, suit, action, litigation, investigation, audit, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

2.25   “Registration Rights Agreement” means the registration rights agreement between the Company and each Purchaser, in the form of Exhibit C hereto.

2.26   “Securities” means, collectively, the Preferred Stock, Common Stock and Warrants and any additional shares of Common Stock issuable (i) in connection with a conversion of the Preferred Stock, (ii) exercise of the Warrants or (iii) issuance in accordance with any of the terms or provisions of this Agreement or any other Transaction Documents.

2.27   “Tax” means (i) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding company, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (ii) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (iii) any deficiency, interest or penalty imposed with respect to any of the foregoing.

2.28   “Tax Return” means any tax return, filing, declaration, information statement or other form or document required to be filed in connection with or with respect to any Tax.

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2.29   “Transaction Documents” means this Agreement any and all documents or instruments executed or to be executed by the Company in connection with this Agreement, including the Preferred Stock and the Warrants, together with all modifications, amendments, extensions, future advances, renewals, and substitutions thereof.

2.30   “Underlying Shares” means collectively the shares of Common Stock issuable upon conversion of the Preferred Stock and the shares of Common Stock issuable upon exercise of the Warrants.

2.31   “Unit” means a unit of Securities to be purchased consisting of (i) one (1) share of Preferred Stock, and (ii) fifteen (15) Warrants.

2.32   “Variable Rate Transaction” shall have the meaning set forth in Section 4.5 of this Agreement.

2.33   “Voting Agreement” shall have the meaning set forth in Section 7.1 of this Agreement.

2.34   “Warrant(s)” means the five (5) year Common Stock Purchase Warrants of the Company, the form of which is attached hereto as Exhibit B.

2.35   “Warrant Shares” means all shares of Common Stock issuable upon exercise of the Warrants and/or any other securities issuable upon exercise of the Warrants.

ARTICLE III

INTERPRETATION

In this Agreement, unless the express context otherwise requires: (i) the words “herein,” “hereof” and “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular provision of this Agreement; (ii) references to the words “Article” or “Section” refer to the respective Articles and Sections of this Agreement, and references to “Exhibit” or “Schedule” refer to the respective Exhibits and Schedules attached hereto; (iii) references to a “party” mean a party to this Agreement and include references to such party’s permitted successors and permitted assigns; (iv) references to a “third party” mean a Person not a party to this Agreement; (v) references to the words “share” or “shareholder”, if in reference to the Company, shall refer to “units” or “unitholder” respectively and (v) the terms “dollars” and “$” means U.S. dollars; (vi) wherever the word “include,” “includes” or “including” is used in this Agreement, it will be deemed to be followed by the words “without limitation”.

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ARTICLE IV

PURCHASE AND SALE OF UNITS

4.1   Purchase and Sale of Units. Subject to the satisfaction (or waiver) of the terms and conditions of this Agreement, Purchasers agree to purchase, and Company agrees to sell and issue to Purchasers, up to 300,000 Units for the Purchase Price set forth on Schedule 1 attached hereto. The Purchase Price for each Unit shall be ten dollars ($10.00). The aggregate Purchase Price for the Units which may be purchased under this Agreement shall not exceed $3,000,000.

4.2   Closing Date. The purchase and sale of the Units shall take place on the Effective Date, or such later date as the Company and the Purchasers may agree in writing, subject to satisfaction of the conditions set forth in this Agreement (the “Closing Date”).

4.3  Form of Payment. Subject to the satisfaction of the terms and conditions of this Agreement, on the Closing Date: (i) the Purchasers shall deliver to the Company, to a Company account designated by the Company, the Purchase Price for the Preferred Stock and Warrants to be issued and sold to Purchasers, minus the fees to be paid directly from the proceeds as set forth in this Agreement, in the form of wire transfers of immediately available U.S. dollars; and (ii) the Company shall deliver to Purchasers the Securities which each Purchaser is purchasing hereunder, duly executed on behalf of the Company, together with any other documents required to be delivered pursuant to this Agreement.

ARTICLE V

PURCHASERS’ REPRESENTATIONS AND WARRANTIES

Each Purchaser, for itself and for no other Purchaser, hereby represents and warrants as of the date hereof and as of the Closing Date to the Company as follows (unless as of a specific date therein, in which case they shall be accurate as of such date):

5.1   Investment Purpose. Purchaser is acquiring the Securities for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof.

5.2   Accredited Purchaser Status. Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D, as promulgated under the Securities Act of 1933.

5.3   Reliance on Exemptions. Purchaser understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Purchasers set forth herein in order to determine the availability of such exemptions and the eligibility of Purchaser to acquire the Securities.

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5.4   Information. Purchaser and its advisors, if any, have been furnished with all materials they have requested relating to the business, finances and operations of the Company and information Purchaser deemed material to making an informed investment decision regarding its purchase of the Securities. Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management and have received response from the Company or management satisfactory to the Purchaser.  Purchaser acknowledges receipt of the disclosures contained on Exhibit D attached hereto, entitled “Company Disclosures.” Neither such inquiries, nor any materials provided to Purchasers, nor any other due diligence investigations conducted by Purchaser or its advisors, if any, or its representatives, shall modify, amend or affect Purchaser’s right to fully rely on the Company’s representations and warranties contained in Article VI below. Purchaser understands that its investment in the Securities involved a high degree of risk.  Purchaser is in a position regarding the Company, which, based upon economic bargaining power, enabled and enables Purchaser to obtain information from the Company in order to evaluate the merits and risks of this investment. Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

5.5  No Governmental Review. Purchaser understands that no United States federal or state Governmental Authority has passed on or made any recommendation or endorsement of the Securities, or the fairness or suitability of the investment in the Securities, nor have such Governmental Authorities passed upon or endorsed the merits of the offering of the Securities.

5.6   Authorization, Enforcement. This Agreement has been duly and validly authorized, executed and delivered on behalf of Purchasers and is a valid and binding agreement of Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

To induce the Purchasers to purchase the Securities, the Company makes the following representations and warranties to Purchasers, each of which shall be true and correct in all respects as of the date of the execution and delivery of this Agreement, and which shall survive the execution and delivery of this Agreement:

6.1   Organization. The Company is a corporation, duly incorporated, validly existing and in good standing under the Laws of the State of New York. The Company has the full power and authority and all necessary certificates, licenses, approvals and Permits to: (i) enter into and execute this Agreement and the Transaction Documents and to perform all of its Obligations hereunder and thereunder; and (ii) own and operate its Assets and properties and to conduct and carry on its business as and to the extent now conducted. The Company is duly qualified to transact business and is in good standing as a foreign corporation in each jurisdiction where the character of its business or the ownership or use and operation of its Assets or properties requires such qualification. The exact legal name of the Company is as set forth in the preamble to this Agreement, and the Company does not currently conduct, nor has the Company, during the last five (5) years conducted, business under any other name or trade name.

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6.2   Authority and Approval of Agreement; Binding Effect. The execution and delivery by Company of this Agreement and the Transaction Documents, and the performance by Company of all of its Obligations hereunder and thereunder, including the issuance of the Securities, have been duly and validly authorized and approved by the Company and its board of directors pursuant to all applicable Laws and no other action or Consent on the part of Company, its board directors or any other Person is necessary or required by the Company to execute this Agreement and the Transaction Documents, consummate the transactions contemplated herein and therein, perform all of Company’s Obligations hereunder and thereunder, or to issue the Securities. This Agreement and each of the Transaction Documents have been duly and validly executed by Company (and the officer executing this Agreement and all such other Transaction Documents is duly authorized to act and execute same on behalf of Company) and constitute the valid and legally binding agreements of Company, enforceable against Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

6.3   Capitalization. The authorized capital stock of the Company consists of 75,000,000 shares of Common Stock, par value $0.025 per share, of which 10,280,275 shares are issued and outstanding and the following preferred stock: (i) 51 shares of Series A Preferred Stock authorized of which 51 shares of Series A Preferred Stock are issued and outstanding; (ii) 71,120 shares of Series B Preferred Stock authorized of which 0 shares of Series B Preferred Stock are issued and outstanding; (iii) 67,361 shares of Series C Preferred Stock authorized of which 0 shares of Series C Preferred Stock are issued and outstanding; (iv) 141,000 shares of Series D Preferred Stock authorized, of which 141,000 shares are issued and outstanding; and (v) 4,720,468 shares of undesignated “blank check” preferred stock. All of such outstanding shares have been validly issued and are fully paid and nonassessable, have been issued in compliance with all foreign, federal and state securities laws and none of such outstanding shares were issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities. The Company has no subsidiaries other than Here to Serve – Missouri Waste Division, LLC, Here to Serve – Georgia Waste Division, LLC, Meridian Waste Operations, Inc., Meridian Land Company, LLC, Christian Disposal, LLC, FWCD, LLC, The CFS Group, LLC, The CFS Group Disposal& Recycling Services, LLC, RWG5, LLC, Meridian Waste Missouri, LLC, Meridian Innovations, LLC and Mobile Science Technologies, LLC. As of the Effective Date, no shares of the Company’s capital stock are subject to preemptive rights or any other similar rights or any Claims or Encumbrances suffered or permitted by the Company. Except for the Securities to be issued pursuant to this Agreement, and except as disclosed in the Company’s filings with the Securities and Exchange Commission (the “SEC Filings”), as of the date hereof: (i) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company, or Contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of capital stock of the Company, or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company; (ii) except as disclosed in the SEC Filings, there are no outstanding debt securities, notes, credit agreements, credit facilities or other Contracts or instruments evidencing indebtedness of the Company or any of its, or by which the Company is or may become bound; (iii) there are no outstanding registration statements with respect to the Company or any of its securities; (iv) there are no agreements or arrangements under which the Company is obligated to register the sale of any of their securities under the Securities Act (except pursuant to this Agreement); (v) there are no financing statements securing obligations filed in connection with the Company or any of its Assets expect as set forth in the SEC Reports; (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by this Agreement or any related agreement or the consummation of the transactions described herein or therein; and (vii) there are no outstanding securities or instruments of the Company which contain any redemption or similar provisions, and there are no Contracts by which the Company is or may become bound to redeem a security of the Company. The Company has furnished to the Purchasers true, complete and correct copies of: (I) the Company’s Articles of Incorporation, as amended and as in effect on the date hereof; and (II) the Company’s Bylaws, as in effect on the date hereof (together, the “Organizational Documents”). Except for the Organizational Documents, there are no other shareholder agreements, voting agreements or other Contracts of any nature or kind that restrict, limit or in any manner impose Obligations on the governance of the Company. No further approval or authorization of any stockholder, the Board of Directors or others is required for the issuance and sale of the Securities.

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6.4   No Conflicts; Consents and Approvals. The execution, delivery and performance of this Agreement and the Transaction Documents, and the consummation of the transactions contemplated hereby and thereby, including the issuance of any of the Securities, will not: (i) constitute a violation of or conflict with the Organizational Documents of the Company; (ii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflicts with, or gives to any other Person any rights of termination, amendment, acceleration or cancellation of, any provision of any Contract to which Company is a party or by which any of its Assets or properties may be bound, other than the Amended and Restated Credit Agreement dated February 15, 2017, as amended, and the Underwriting Agreement dated June 28, 2017; (iii) constitute a violation of, or a default or breach under (either immediately, upon notice, upon lapse of time, or both), or conflict with, any Judgment; (iv) constitute a violation of, or conflict with, any Law (including United States federal and state securities Laws); or (v) result in the loss or adverse modification of, or the imposition of any fine, penalty or other Encumbrance with respect to, any Permit granted or issued to, or otherwise held by or for the use of, Company or any of Company’s Assets. The Company is not in violation of its Organizational Documents and the Company is not in default or breach (and no event has occurred which with notice or lapse of time or both could put the Company in default or breach) under, and the Company has not taken any action or failed to take any action that would give to any other Person any rights of termination, amendment, acceleration or cancellation of, any Contract to which the Company is a party or by which any property or Assets of the Company are bound or affected. The businesses of the Company are not being conducted, and shall not be conducted so long as Purchasers own any of the Securities, in violation of any Law. Except as specifically contemplated by this Agreement, the Company is not required to obtain any Consent of, from, or with any Governmental Authority, or any other Person, in order for it to execute, deliver or perform any of its Obligations under this Agreement or the Transaction Documents in accordance with the terms hereof or thereof, or to issue and sell the Securities in accordance with the terms hereof. All Consents which the Company is required to obtain pursuant to the immediately preceding sentence have been obtained or effected on or prior to the date hereof. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing.

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6.5   Issuance of Securities. The Securities are duly authorized and, upon issuance in accordance with the terms hereof, shall be duly issued, fully paid and non-assessable, and free from all Encumbrances with respect to the issue thereof, and will be issued in compliance with all applicable United States federal and state securities Laws.

6.6   Absence of Litigation or Adverse Matters. No condition, circumstance, event, agreement, document, instrument, restriction, litigation or Proceeding (or threatened litigation or Proceeding or basis therefor) exists which: (i) could adversely affect the ability of the Company to perform its Obligations under the Transaction Documents; (ii) would constitute a default under any of the Transaction Documents; (iii) would constitute such a default with the giving of notice or lapse of time or both; or (iv) would constitute or give rise to a Material Adverse Effect. In addition: (v) there is no Proceeding before or by any Governmental Authority or any other Person, pending, or the best of Company’s knowledge, threatened or contemplated by, against or affecting the Company, its business or Assets; (vi) there is no outstanding Judgments against or affecting the Company, its business or Assets; (vii) the Company is not in breach or violation of any Contract; and (viii) the Company has not received any material complaint from any customer, supplier, vendor or employee.

6.7   Title to Assets. The Company has good and marketable title to, or a valid leasehold interest in, all of its Assets which are material to the business and operations of the Company as presently conducted, free of any Encumbrance, except as set forth herein. Except as would not have a Material Adverse Effect, the Company’s Assets are in good operating condition and repair, ordinary wear and tear excepted, and are free of any latent or patent defects which might impair their usefulness, and are suitable for the purposes for which they are currently used and for the purposes for which they are proposed to be used.

6.8   Compliance with Laws. The Company is and at all times has been in full compliance with all Laws, except for any instances which would not have a Material Adverse Effect. The Company has not received any notice that it is in violation of, has violated, or is under investigation with respect to, or has been threatened to be charged with, any violation of any Law.

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6.9   Labor and Employment Matters. The Company is not involved in any labor dispute or, to the knowledge of the Company, is any such dispute threatened. To the knowledge of the Company and its officers, none of the Company’s employees is a member of a union and the Company believes that its relations with its employees are good. To the knowledge of the Company and its officers, the Company has complied in all material respects with all Laws relating to employment matters, civil rights and equal employment opportunities.

6.10   Employee Benefit Plans. Except as disclosed to the Purchasers in writing prior to the date hereof, the Company does not have and has not ever maintained, and has no Obligations with respect to any employee benefit plans or arrangements, including employee pension benefit plans, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), multiemployer plans, as defined in Section 3(37) of ERISA, employee welfare benefit plans, as defined in Section 3(1) of ERISA, deferred compensation plans, stock option plans, bonus plans, stock purchase plans, hospitalization, disability and other insurance plans, severance or termination pay plans and policies, whether or not described in Section 3(3) of ERISA, in which employees, their spouses or dependents of the Company participate (collectively, the “Employee Benefit Plans”). To the Company’s knowledge, all Employee Benefit Plans meet the minimum funding standards of Section 302 of ERISA, where applicable, and each such Employee Benefit Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 is qualified. No withdrawal liability has been incurred under any such Employee Benefit Plans and no “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), has occurred with respect to any such Employee Benefit Plans, unless approved by the appropriate Governmental Authority. To the Company’s knowledge, the Company has promptly paid and discharged all Obligations arising under ERISA of a character which if unpaid or unperformed might result in the imposition of an Encumbrance against any of its Assets or otherwise have a Material Adverse Effect.

6.11   Tax Matters. The Company has made and timely filed all Tax Returns required by any jurisdiction to which it is subject, and each such Tax Return has been prepared in compliance with all applicable Laws, and all such Tax Returns are true and accurate in all respects. Except and only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported Taxes, the Company has timely paid all Taxes shown or determined to be due on such Tax Returns, except those being contested in good faith, and the Company has set aside on its books provision reasonably adequate for the payment of all Taxes for periods subsequent to the periods to which such Tax Returns apply. There are no unpaid Taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has withheld and paid all Taxes to the appropriate Governmental Authority required to have been withheld and paid in connection with amounts paid or owing to any Person. There is no Proceeding or Claim for refund now in progress, pending or threatened against or with respect to the Company regarding Taxes.

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6.12   Insurance. The Company is covered by valid, outstanding and enforceable policies of insurance which were issued to it by reputable insurers of recognized financial responsibility, covering its properties, Assets and businesses against losses and risks normally insured against by other corporations or entities in the same or similar lines of businesses as the Company is engaged and in coverage amounts which are prudent and typically and reasonably carried by such other corporations or entities (the “Insurance Policies”). Such Insurance Policies are in full force and effect, and all premiums due thereon have been paid. None of the Insurance Policies will lapse or terminate as a result of the transactions contemplated by this Agreement. The Company has complied with the provisions of such Insurance Policies. The Company has not been refused any insurance coverage sought or applied for and the Company does not have any reason to believe that it will not be able to renew its existing Insurance Policies as and when such Insurance Policies expire or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company.

6.13   Permits. The Company possesses all Permits necessary to conduct its business, and the Company has not received any notice of, or is otherwise involved in any Proceedings relating to, the revocation or modification of any such Permits. All such Permits are valid and in full force and effect and the Company is in full compliance with the respective requirements of all such Permits.

6.14   Environmental Laws. Except as are used in such amounts as are customary in the Company’s Ordinary Course of Business and in compliance with all applicable Environmental Laws, the Company represents and warrants to Purchasers that: (i) the Company has not generated, used, stored, treated, transported, manufactured, handled, produced or disposed of any Hazardous Materials, on or off any of the premises of the Company (whether or not owned by the Company) in any manner which at any time violates any Environmental Law or any Permit, certificate, approval or similar authorization thereunder; (ii) the operations of the Company comply in all material respects with all Environmental Laws and all Permits certificates, approvals and similar authorizations thereunder; (iii) there has been no investigation, Proceeding, complaint, order, directive, Claim, citation or notice by any Governmental Authority or any other Person, nor is any pending or, to the Company’s knowledge, threatened; and (iv) the Company does not have any liability, contingent or otherwise, in connection with a release, spill or discharge, threatened or actual, of any Hazardous Materials or the generation, use, storage, treatment, transportation, manufacture, handling, production or disposal of any Hazardous Material.

6.15   Illegal Payments. Neither the Company, nor any director, officer, agent, employee or other Person acting on behalf of the Company has, in the course of his actions for, or on behalf of, the Company: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

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6.16   Related Party Transactions. Except for arm’s length transactions pursuant to which the Company makes payments in the Ordinary Course of Business upon terms no less favorable than the Company could obtain from third parties, and except as described in the SEC filings, none of the officers, directors or employees of the Company, nor any stockholders who own, legally or beneficially, five percent (5%) or more of the issued and outstanding shares of any class of the Company’s capital stock (each a “Material Shareholder”), is presently a party to any transaction with the Company (other than for services as employees, officers and directors), including any Contract providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from, any officer, director or such employee or Material Shareholder or, to the best knowledge of the Company, any other Person in which any officer, director, or any such employee or Material Shareholder has a substantial or material interest in or of which any officer, director or employee of the Company or Material Shareholder is an officer, director, trustee or partner. There are no Claims or disputes of any nature or kind between the Company and any officer, director or employee of the Company or any Material Shareholder, or between any of them, relating to the Company and its business.

6.17   Acknowledgment Regarding Purchasers’ Purchase of the Securities. The Company acknowledges and agrees that each Purchaser is acting solely in the capacity of an arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any advice given by any Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to Purchaser’s purchase of the Securities. The Company further represents to Purchasers that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company, and its representatives.

6.18   Brokerage Fees. There is no Person acting on behalf of the Company who is entitled to or has any claim for any brokerage or finder’s fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby, except for an 8% fee in cash and warrants deliverable to Garden State Securities, Inc.

6.19   No General Solicitation. Neither the Company, nor any of its Affiliates, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or issuance of the Securities.

6.20   No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering hereunder, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. The Company has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to the Purchasers a copy of any disclosures provided thereunder.

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6.21   No Integrated Offering. None of the Company, any of its Affiliates, or any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of any of the Securities under the 1933 Act or cause this offering of the Securities to be integrated with prior offerings of the Company’s securities for purposes of the 1933 Act. None of the Company, its Affiliates and any Person acting on their behalf will take any action or steps referred to in the preceding sentence that would require registration of any of the Securities under the 1933 Act or cause the offering of the Securities to be integrated with other offerings.

6.22   Management. During the past ten-year period, no current officer or director or, to the knowledge of the Company, no current five percent (5%) or greater stockholder of the Company has been the subject of:

(i)   a petition under bankruptcy laws or any other insolvency or moratorium law or the appointment by a court of a receiver, fiscal agent or similar officer for such Person, or any partnership in which such person was a general partner at or within two years before the filing of such petition or such appointment, or any corporation or business association of which such person was an executive officer at or within two years before the time of the filing of such petition or such appointment;

(ii)   a conviction in a criminal proceeding or a named subject of a pending criminal proceeding (excluding traffic violations that do not relate to driving while intoxicated or driving under the influence);

(iii)   any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining any such person from, or otherwise limiting, the following activities:

(1)   Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the United States Commodity Futures Trading Commission or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

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(2)   Engaging in any particular type of business practice; or

(3)   Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of securities laws or commodities laws;

(iv)  any order, judgment or decree, not subsequently reversed, suspended or vacated, of any authority barring, suspending or otherwise limiting for more than sixty (60) days the right of any such person to engage in any activity described in the preceding sub paragraph, or to be associated with persons engaged in any such activity;

(v)   a finding by a court of competent jurisdiction in a civil action or by the SEC or other authority to have violated any securities law, regulation or decree and the judgment in such civil action or finding by the SEC or any other authority has not been subsequently reversed, suspended or vacated; or

(vi)  a finding by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding has not been subsequently reversed, suspended or vacated.

6.23   Full Disclosure. All the representations and warranties made by Company herein or in the Schedules hereto, and all of the financial statements, schedules, certificates, confirmations, agreements, contracts, and other materials submitted to the Purchasers in connection with or in furtherance of this Agreement or pertaining to the transaction contemplated herein, whether made or given by Company, its agents or representatives, are complete and accurate to the best of the knowledge of the Company, its officers and directors, and do not omit any information required to make the statements and information provided, in light of the transaction contemplated herein and in light of the circumstances under which they were made, not misleading, accurate and meaningful.

ARTICLE VII

COVENANTS

7.1   Covenants.

(a)   Corporate Existence. The Company shall at all times preserve and maintain its: (i) existence and good standing in the jurisdiction of its organization; and (ii) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary, and shall at all times continue as a going concern in the business which the Company is presently conducting.

(b)   Tax Liabilities. The Company shall at all times pay and discharge all Taxes upon, and all Claims (including claims for labor, materials and supplies) against the Company or any of its properties or Assets, before the same shall become delinquent and before penalties accrue thereon, unless and to the extent that the same are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP are being maintained.

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(c)   Notice of Proceedings. The Company shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Company, give written notice to the Purchasers of all threatened or pending material Proceedings before any Governmental Authority or otherwise affecting the Company or any of its Assets.

(d)   Material Adverse Effect. The Company shall, promptly, but not more than five (5) days after knowledge thereof shall have come to the attention of any officer of the Company, give written notice to the Purchasers of any event, circumstance, fact or other matter that could in any way have or be reasonably expected to have a Material Adverse Effect.

(e)   Notice of Default. The Company shall, promptly, but not more than five (5) days after the commencement thereof, give notice to the Purchasers in writing of the occurrence of any “Event of Default” (as such term is defined in any of the Transaction Documents) or of any event which, with the lapse of time, the giving of notice or both, would constitute an Event of Default hereunder or under any other Transaction Documents.

(f)   Maintain Property. The Company shall at all times maintain, preserve and keep all of its Assets in good repair, working order and condition, normal wear and tear excepted, and shall from time to time, as the Company deems appropriate in its reasonable judgment, make all needful and proper repairs, renewals, replacements, and additions thereto so that at all times the efficiency thereof shall be fully preserved and maintained.

(g)   ERISA Liabilities; Employee Plans. The Company shall: (i) keep in full force and effect any and all Employee Plans which are presently in existence or may, from time to time, come into existence under ERISA, and not withdraw from any such Employee Plans, unless such withdrawal can be effected or such Employee Plans can be terminated without liability to the Company; (ii) make contributions to all of such Employee Plans in a timely manner and in a sufficient amount to comply with the standards of ERISA, including the minimum funding standards of ERISA; (iii) comply with all material requirements of ERISA which relate to such Employee Plans; (iv) notify Purchasers immediately upon receipt by the Company of any notice concerning the imposition of any withdrawal liability or of the institution of any Proceeding or other action which may result in the termination of any such Employee Plans or the appointment of a trustee to administer such Employee Plans; (v) promptly advise Purchasers of the occurrence of any “Reportable Event” or “Prohibited Transaction” (as such terms are defined in ERISA), with respect to any such Employee Plans; and (vi) amend any Employee Plan that is intended to be qualified within the meaning of Section 401 of the Internal Revenue Code of 1986 to the extent necessary to keep the Employee Plan qualified, and to cause the Employee Plan to be administered and operated in a manner that does not cause the Employee Plan to lose its qualified status.

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(h)   Reservation of Shares.  So long as any Securities are owned beneficially and/or of record by any Purchasers or any transferee thereof, the Company covenants and agrees that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock a number of shares of Common Stock sufficient for the sole purpose of issuance upon conversion of the Preferred Stock, payment of interest on the Preferred Stock and exercise of the Warrants (and/or any transferee thereof), free from preemptive rights or any other actual contingent purchase rights of persons other than the applicable Purchaser (and any other holders of any Preferred Stock and/or Warrants transferred from a Purchaser).

(i)   For so long as at least 10% of the shares of Preferred Stock sold in the Offering remain outstanding, the Company will not, without the prior written consent of holders owning at least 75% of the number of shares of Preferred Stock then outstanding, (i) enter into a Variable Rate Transaction, (ii) issue any additional shares of preferred stock or debt which shall rank senior in any terms to the Preferred Stock, or (iii) reprice any outstanding shares of Common Stock or Common Stock equivalents or issue any Common Stock or any Common Stock equivalents below $1.00 per share, excluding equity-based awards issued at the market price for the Company’s Common Stock on the date of grant pursuant to the Company’s current stock option plan and the issuance of Common Stock upon exercise or conversion of currently outstanding securities.

“Variable Rate Transaction” means a transaction in which the Company (i) issues or sells any debt or equity securities that are convertible into, exchangeable or exercisable for, or include the right to receive, additional shares of Common Stock either (A) at a conversion price, exercise price or exchange rate or other price that is based upon, and/or varies with, the trading prices of or quotations for the shares of Common Stock at any time after the initial issuance of such debt or equity securities or (B) with a conversion, exercise or exchange price that is subject to being reset at some future date after the initial issuance of such debt or equity security or upon the occurrence of specified or contingent events directly or indirectly related to the business of the Company or the market for the Common Stock or (ii) enters into, or effects any transaction under, any agreement, including, but not limited to, an equity line of credit, an “at-the-market” offering or similar agreement, whereby the Company may issue securities at a future determined price.

(j)   On or prior to the Closing Date, each member of the Company’s Board of Directors will enter into a voting agreement in the form of Exhibit E attached hereto, ageing to vote all shares of capital stock owned by such parties in favor of the financing transactions contemplated by this Agreement (the “Voting Agreement”).

(k)   The net proceeds of Offering will be used as follows: Landfill equipment, in the approximate amount of $700,000, acquisition of a manufacturing facility for Meridian Innovations, LLC, a wholly owned subsidiary of the Company, in the approximate amount of $500,000, and/or other general working capital and/or capital expenditures.

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ARTICLE VIII

INDEMNIFICATION

8.1   Indemnification by the Company. The Company will indemnify and hold Purchasers and their directors, officers, stockholders, members, partners, employees and agents (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls such Purchaser (within the meaning of Section 15 of the 1933 Act and Section 20 of the Exchange Act), and the directors, officers, stockholders, agents, members, partners or employees (and any other Persons with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling person (each, a “Purchaser Party”) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any such Purchaser Party may suffer or incur as a result of (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in this Agreement or any Transaction Document or (ii) any action instituted against a Purchaser Party in any capacity, or any of them or their respective Affiliates, by any stockholder of the Company who is not an Affiliate of such Purchaser Party, with respect to any of the transactions contemplated by this Agreement. The Company will not be liable to any Purchaser Party under this Agreement to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Purchaser Party’s breach of any of the representations, warranties, covenants or agreements made by such Purchaser Party in this Agreement or any Transaction Document; provided that such a claim for indemnification relating to any breach of any of the representations or warranties made by the Company in this Agreement is made within 24 months from the Closing.

8.2   Conduct of Indemnification Proceedings. Promptly after receipt by any Person (the “Indemnified Person”) of notice of any demand, claim or circumstances which would or might give rise to a claim or the commencement of any action, proceeding or investigation in respect of which indemnity may be sought pursuant to Article VIII, such Indemnified Person shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Person, and shall assume the payment of all fees and expenses; provided, however, that the failure of any Indemnified Person so to notify the Company shall not relieve the Company of its obligations hereunder except to the extent that the Company is actually and materially and adversely prejudiced by such failure to notify. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company and the Indemnified Person shall have mutually agreed to the retention of such counsel; (ii) the Company shall have failed promptly to assume the defense of such proceeding and to employ counsel reasonably satisfactory to such Indemnified Person in such proceeding; or (iii) in the reasonable judgment of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, delayed or conditioned. Without the prior written consent of the Indemnified Person, which consent shall not be unreasonably withheld, delayed or conditioned, the Company shall not effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Person from all liability arising out of such proceeding.

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ARTICLE IX

CONDITIONS PRECEDENT TO THE COMPANY’S OBLIGATIONS TO SELL

The obligation of the Company hereunder to issue and sell the Securities to the Purchasers is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

9.1    Purchasers shall have executed the Transaction Documents and delivered the Purchase Price to the Company.

9.2   The representations and warranties of the Purchasers shall be true and correct in all material respects as of the Closing Date (except for representations and warranties that speak as of a specific date), and the Purchasers shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchasers at or prior to the Closing Date.

9.3   The Company shall have received such certificates, confirmations, resolutions, acknowledgements or other documentation necessary or advisable from all applicable Governmental Authorities, including, but not limited to, those located in the State of Nevada, as the Company may require in order to evidence such Governmental Authorities’ approval of this Agreement, the Transaction Documents and the purchase of the Preferred Stock contemplated hereby.

ARTICLE X

CONDITIONS PRECEDENT TO THE PURCHASERS’ OBLIGATIONS TO PURCHASE

The obligation of the Purchasers hereunder to purchase the Preferred Stock is subject to the satisfaction, at or before the Closing Date, of each of the following conditions (in addition to any other conditions precedent elsewhere in this Agreement), provided that these conditions are for the Purchasers’ sole benefit and may be waived by each Purchaser at any time in its sole discretion:

10.1   The Company shall have executed and delivered the Transaction Documents to the Purchasers.

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10.2   The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties are already qualified as to materiality in Article VI above, in which case, such representations and warranties shall be true and correct in all respects without further qualification) as of the Closing Date (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

10.3   The Company shall have executed and delivered to Purchasers a closing certificate, certified as true, complete and correct by an officer of the Company, in substance and form required by Purchasers, which closing certificate shall include and attach as exhibits: (i) a true copy of a certificate of good standing evidencing the formation and good standing of the Company from the secretary of state (or comparable office) from the jurisdiction in which the Company is formed; (ii) the Company’s Organizational Documents; and (iii) copies of the resolutions of the board of directors of the Company as adopted by the Company’s or board of directors, in a form acceptable to Purchasers, approving and authorizing the execution, delivery and performance of the Transaction Documents to which it is party and the transactions contemplated thereby, in a form acceptable to the Purchasers.

10.4   No event shall have occurred which could reasonably be expected to have a Material Adverse Effect.

10.5   The Preferred Stock certificate of designation shall have been filed with the New York Secretary of State.

10.6   The Company shall have executed and delivered to the Purchasers the Warrant and the Registration Rights Agreement.

10.7   The Company shall have executed such other agreements, certificates, confirmations or resolutions as the Purchasers may require to consummate the transactions contemplated by this Agreement and the Transaction Documents, including a closing statement and joint disbursement instructions as may be required by Purchasers.

ARTICLE XI

MISCELLANEOUS

11.1   Notices. All notices of request, demand and other communications hereunder shall be addressed to the parties as follows:

If to the Company:	Meridian Waste Solutions, Inc.
One Glenlake Parkway NE Suite 900
Atlanta, GA30328
Attn: Jeffrey Cosman, CEO

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With a copy to:
(which shall not constitute notice)	Lucosky Brookman LLP
101 Wood Avenue South
Woodbridge, NJ 08830
Attn: Joseph Lucosky, Esq.

If to the Purchasers	To the address set forth on the signature page hereof

With a copy to:
(which shall not constitute notice)	Sichenzia Ross Ference Kesner LLP
1185 Avenue of the Americas, 37th Floor
New York, NY 10036
Attn: Thomas A. Rose, Esq.

unless the address is changed by the party by like notice given to the other parties. Notice shall be in writing and shall be deemed delivered: (i) if mailed by certified mail, return receipt requested, postage prepaid and properly addressed to the address below, then three (3) business days after deposit of same in a regularly maintained U.S. Mail receptacle; or (ii) if mailed by Federal Express, UPS or other nationally recognized overnight courier service, next business morning delivery, then one (1) business day after deposit of same in a regularly maintained receptacle of such overnight courier; or (iii) if hand delivered or sent by email, then upon hand delivery or receipt thereof to the address indicated on or prior to 5:00 p.m., EST, on a business day. Any notice hand delivered after 5:00 p.m., EST, shall be deemed delivered on the following business day. Notwithstanding the foregoing, notice, consents, waivers or other communications referred to in this Agreement may be sent by facsimile, e-mail, or other method of delivery, but shall be deemed to have been delivered only when the sending party has confirmed (by reply e-mail or some other form of written confirmation from the receiving party) that the notice has been received by the other party.

11.2   Entire Agreement. This Agreement and the other Transaction Documents: (i) are valid, binding and enforceable against the Company and Purchasers in accordance with its provisions and no conditions exist as to their legal effectiveness; (ii) constitute the entire agreement between the parties; and (iii) are the final expression of the intentions of the Company and Purchasers. No promises, either expressed or implied, exist between the Company and Purchasers, unless contained herein or in the Transaction Documents. This Agreement and the Transaction Documents supersede all negotiations, representations, warranties, commitments, offers, contracts (of any kind or nature, whether oral or written) prior to or contemporaneous with the execution hereof.

11.3   Amendments; Waivers. No amendment, modification, termination, discharge or waiver of any provision of this Agreement or of the Transaction Documents, or consent to any departure by the Company therefrom, shall in any event be effective unless the same shall be in writing and signed by Purchasers, and then such waiver or consent shall be effective only for the specific purpose for which given.

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11.4   WAIVER OF JURY TRIAL. PURCHASERS AND THE COMPANY AFTER CONSULTING OR HAVING HAD THE OPPORTUNITY TO CONSULT WITH COUNSEL, EACH KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES, IRREVOCABLY, THE RIGHT TO TRIAL BY JURY WITH RESPECT TO ANY LEGAL PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR ANY OF THE OBLIGATIONS HEREUNDER, OR ANY OTHER AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONJUNCTION WITH THIS AGREEMENT, OR ANY COURSE OF CONDUCT OR COURSE OF DEALING IN WHICH PURCHASERS AND THE COMPANY AND/OR THE GUARNATORS ARE ADVERSE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR PURCHASERS PURCHASING THE UNITS.

11.5   Assignability. Purchasers may at any time assign Purchaser’s rights in this Agreement, any Securities or any Transaction Document, or any part thereof. The Company may not sell or assign this Agreement, any Transaction Document or any other agreement with Purchasers, or any portion thereof, either voluntarily or by operation of law, nor delegate any of its duties of obligations hereunder or thereunder, without the prior written consent of Purchasers, which consent may be withheld or conditioned in Purchasers’ sole and absolute discretion. This Agreement shall be binding upon Purchasers and the Company and their respective legal representatives, successors and permitted assigns. All references herein to a Company shall be deemed to include any successors, whether immediate or remote.

11.6   Publicity. Purchasers shall have the right to approve, before issuance, any press release or any other public statement with respect to the transactions contemplated hereby made by the Company; provided, however, that the Company shall be entitled, without the prior approval of Purchasers, to issue any press release or other public disclosure with respect to such transactions required under applicable securities or other laws or regulations. Notwithstanding the foregoing, the Company shall use its best efforts to consult Purchasers in connection with any such press release or other public disclosure prior to its release and Purchasers shall be provided with a copy thereof upon release thereof. Purchasers shall have the right to make any press release with respect to the transactions contemplated hereby without Company’s approval. In addition, with respect to any press release to be made by Purchasers, the Company hereby authorizes and grants blanket permission to Purchasers to include the Company’s stock symbol, if any, in any press releases. The Company shall, promptly upon request, execute any additional documents of authority or permission as may be requested by Purchasers in connection with any such press releases.

11.7   Binding Effect. This Agreement shall become effective upon execution by the Company and Purchasers.

11.8   Governing Law. This Agreement shall be governed by and be construed in accordance with the laws of the State of New York without regard to the conflicts of law rules of such state. The parties hereby irrevocably and unconditionally submit, for themselves and their property, to the jurisdiction of the courts sitting in New York, New York (Manhattan) and any appellate court from any thereof, in respect of actions brought against it in any action, suit or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action, suit or proceeding may be heard and determined in such courts. Each of the parties hereto agrees that a final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement in any court referred to above. Each of the parties further hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action, suit proceeding in any such court and waives any other right to which it may be entitled on account of its place of residence or domicile. To the fullest extent permitted by applicable law, the parties agree to bring all actions or proceedings regarding this Agreement in the courts (Federal or State) of the State of New York located in the County of New York, City of New York.

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11.9   Enforceability. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by, unenforceable or invalid under any jurisdiction, such provision shall as to such jurisdiction, be severable and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

11.10   Survival of Company’s Representations. All covenants, agreements, representations and warranties made by the Company herein shall, notwithstanding any investigation by Purchasers, be deemed material and relied upon by Purchasers and shall survive the making and execution of this Agreement and the Transaction Documents and the sale and purchase of the Preferred Stock, and shall be deemed to be continuing representations and warranties until such time as the Company have fulfilled all of its Obligations to Purchasers hereunder and under all other Transaction Documents, and Purchasers has been indefeasibly paid in full.

11.11   Time of Essence. Time is of the essence in making payments of all amounts due Purchasers under this Agreement and the other Transaction Documents and in the performance and observance by the Company of each covenant, agreement, provision and term of this Agreement and the other Transaction Documents. The parties agree that in the event that any date on which performance is to occur falls on a day other than a Business Day, then the time for such performance shall be extended until the next Business Day thereafter occurring.

11.12   Interpretation. If any provision in this Agreement requires judicial or similar interpretation, the judicial or other such body interpreting or construing such provision shall not apply the assumption that the terms hereof shall be more strictly construed against one party because of the rule that an instrument must be construed more strictly against the party which itself or through its agents prepared the same. The parties hereby agree that all parties and their agents have participated in the preparation hereof equally.

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11.13   Compliance with Federal Law. The Company shall: (i) ensure that no Person who owns a controlling interest in or otherwise controls the Company is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury, included in any Executive Orders or any other similar lists from any Governmental Authority, foreign or national; (ii) not use or permit the use of the proceeds of the Preferred Stock to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto, or any other similar national or foreign governmental regulations; and (iii) comply with all applicable Lender Secrecy Act laws and regulations, as amended. As required by federal law and Purchasers’ policies and practices, Purchasers may need to obtain, verify and record certain customer identification information and documentation in connection with opening or maintaining accounts or establishing or continuing to provide services.

11.14   Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

11.15   Execution. This Agreement may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Agreement, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf’ format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf’ signature page was an original thereof.

11.16   Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

11.17   Further Assurances. The Company will execute and deliver such further instruments and do such further acts and things as may be reasonably required by Purchasers to carry out the intent and purposes of this Agreement.

11.18   No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

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11.19   Usury. To the extent it may lawfully do so, the Company hereby agrees not to insist upon or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding that may be brought by Purchasers in order to enforce any right or remedy under any Transaction Document. Notwithstanding any provision to the contrary contained in any Transaction Document, it is expressly agreed and provided that the total liability of the Company under the Transaction Documents for payments in the nature of interest shall not exceed the maximum lawful rate authorized under applicable law (the “Maximum Rate”), and, without limiting the foregoing, in no event shall any rate of interest or default interest, or both of them, when aggregated with any other sums in the nature of interest that the Company may be obligated to pay under the Transaction Documents exceed such Maximum Rate. It is agreed that if the maximum contract rate of interest allowed by law and applicable to the Transaction Documents is increased or decreased by statute or any official governmental action subsequent to the date hereof, the new maximum contract rate of interest allowed by law will be the Maximum Rate applicable to the Transaction Documents from the effective date thereof forward, unless such application is precluded by applicable law. If under any circumstances whatsoever, interest in excess of the Maximum Rate is paid by the Company to the Purchasers with respect to indebtedness evidenced by the Transaction Documents, such excess shall be applied by the Purchasers to the unpaid principal balance of any such indebtedness or be refunded to the Company, the manner of handling such excess to be at the Purchasers’ election.

11.21   Fees and Expenses. At the Closing, the Company shall reimburse Purchasers or their counsel for attorney’s fees and expenses for the transactions contemplated by this Agreement, in an amount of $25,000. The Company shall also be directly responsible for the payment of fees or commissions payable to the placement agent for the offering, Garden State Securities, Inc., in the amount of 8% of the aggregate cash invested by the Purchasers and Warrants to purchase 8% of the shares of Common Stock issuable upon conversion of shares of Preferred Stock sold in this Offering, upon the same terms and conditions as the Purchasers.

[signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

COMPANY:

MERIDIAN WASTE SOLUTIONS, INC.

By:

Name: Jeffrey Cosman

Title: Chief Executive Officer

INVESTOR:

Name:

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PURCHASER

Name of Purchaser

____________________________________

Address:

_________________________________________

_________________________________________

Fax No.: ________________________________

Taxpayer ID# (if applicable): ________________

_________________________________________

Dated: _____________, 2017

Aggregate Purchase Price: ________________

[Purchaser Signature Page to Meridian Waste Solutions, Inc. Securities Purchase Agreement]

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SCHEDULE 1

PURCHASE PRICE; SECURITIES PURCHASED

Name of Purchaser	Purchase Price for Units Being Purchased	Aggregate Number of Units being Purchased

28

EXHIBIT A

FORM OF PREFERRED STOCK DESIGNATION

29

EXHIBIT B

FORM OF WARRANT

30

EXHIBIT C

FORM OF REGISTRATION RIGHTS AGREEMENT

31

EXHIBIT D

COMPANY DISCLOSURE

32

EXHIBIT E

VOTING AGREEMENT

33